EXHIBIT 23.2


                                     CONSENT


We have issued our report dated February 11, 1997, accompanying the 1996 and 1995 financial statements of Monroc, Inc., incorporated by reference or included in the Annual Report of Monroc, Inc., on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Monroc, Inc., on Form S-8 (File No. 333-37549 filed June 15, 1994 and File No. 333- 37543 filed October 9, 1997).



                                    /s/  Grant Thornton LLP
                                         GRANT THORNTON LLP


Salt Lake City, Utah
April 14, 1998